EXHIBIT 5.17

CONSENT OF

RICHARD KIEL

ELDORADO GOLD CORPORATION

REGISTRATION STATEMENT ON FORM F-10

I, Richard Kiel, consent to the following in connection with the Registration Statement on Form F-10 (the “Registration Statement”) of Eldorado Gold Corporation (“Company”) dated June 16, 2025, filed by the Company with the United States Securities and Exchange Commission:

(i)

the filing of the written disclosure of the parts of the Technical Report (defined below) prepared by me of the Technical Report, Skouries Project, Greece, effective January 22, 2022 (the “Technical Report”), and the use of my name, and incorporation by reference of the parts of the Technical Report for which I am responsible:

	(a)	into the Registration Statement and exhibits thereto;

	(b)	into the short form base shelf prospectus of Company dated June 16, 2025; and

	(c)	under the caption “Interest of Experts” in the short form base shelf prospectus, in each case, included in or incorporated by reference in this Registration Statement.

/s/ Richard Kiel
Richard Kiel, P. E.

June 16, 2025